UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 4, 2014

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 4, 2014, Inovio Pharmaceuticals, Inc. (the “Company”) announced that it closed its underwritten public offering with respect to 21,810,900 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 2,844,900 shares of common stock issued pursuant to the underwriter’s exercise of its overallotment option, at the public offering price of $2.90 per share.

The gross proceeds of the offering were approximately $63.3 million. Net proceeds to the Company, after deducting the underwriter’s discounts and commission and other estimated offering expenses payable by the company, were approximately $59.2 million.

Piper Jaffray & Co. and Stifel, Nicolaus & Company, Incorporated acted as joint bookrunning managers for the offering. Brean Capital and Maxim Group LLC acted as co-managers of the offering.

The Company intends to use the net proceeds received from the sale of the common stock for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses and potential acquisitions of companies and technologies that complement its business.

The Securities were issued pursuant to a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission, which became effective on February 13, 2014 (File No. 333-193698).

On March 4, 2014, the Company issued a press release with respect to the closing of the offering described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Inovio Pharmaceuticals, Inc. Press Release dated March 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: March 4, 2014